Registration No. 333-

As filed with the Securities and Exchange Commission on January 3, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARCH COAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	43-0921172
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One CityPlace Drive, Ste. 300
St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)

ARCH COAL, INC. DEFERRED COMPENSATION PLAN

(Full title of the plan)

Robert G. Jones

Senior Vice President—Law, General Counsel and Secretary

Arch Coal, Inc.

One CityPlace Drive, Ste. 300

St. Louis, Missouri  63141

(Name and address of agent for service)

(314) 994-2700

(Telephone number, including area code, of agent for service)

Copies of all communications to:

Jeffrey W. Acre

K&L Gates LLP

K&L Gates Center

210 Sixth Avenue

Pittsburgh, Pennsylvania  15222

(412) 355-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered		Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Deferred compensation obligations (1)	$20,000,000	(2)	100%	$20,000,000	$2,576

(1)                         The obligations under the Arch Coal, Inc. Deferred Compensation Plan are unsecured general obligations of Arch Coal, Inc. to pay deferred compensation in accordance with the terms of the Arch Coal, Inc. Deferred Compensation Plan.

(2)                         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h).

EXPLANATORY NOTE

Pursuant to Instruction E of Form S-8, this filing relates to the registration of additional securities of the same class as other securities for which a registration statement filed on this form relating to a benefit plan is effective.  The contents of the registration statement on Form S-8 (File No. 333-68131) filed on December 1, 1998 and the registration statement on Form S-8 (File No. 333-147459) filed on November 16, 2007 are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

1.              The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Commission on March 1, 2013;

2.              The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30, and September 30, 2013;

3.              The Registrant’s Current Reports on Form 8-K, filed February 26, April 30, July 2 and August 12, August 19, August 27, December 13, December 16, and December 17, 2013; and

4.              The description of the Registrant’s Common Stock contained in the Registration Statement filed by the Registrant under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement; provided, however, that the Registrant is not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K.  Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference into this Registration Statement or by any document that constitutes part of the prospectus relating to the Arch Coal, Inc. Deferred Compensation Plan, each meeting the requirements of Section 10(a) of the Securities Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Jon S. Ploetz, Assistant General Counsel and Assistant Secretary of Arch Coal, Inc., has rendered an opinion as to the validity of the deferred compensation obligations being registered hereby.  Mr. Ploetz is paid a salary by us and is a participant in various employee benefit plans offered to our employees generally.

ITEM 8.  EXHIBITS.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description

4.1	Arch Coal, Inc. Deferred Compensation Plan (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on December 1, 1998 (File No. 333-68131)).

5.1	Opinion of counsel.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on this 3rd day of January, 2014.

ARCH COAL, INC.

By:	/s/ John T. Drexler
John T. Drexler
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Arch Coal, Inc., a Delaware corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof.  This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signature	Capacity	Date

/s/ John W. Eaves	President and Chief Executive Officer and Director (Principal Executive Officer)	January 3, 2014
John W. Eaves

/s/ John T. Drexler	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	January 3, 2014
John T. Drexler

/s/ John W. Lorson	Vice President and Chief Accounting Officer (Principal Accounting Officer)	January 3, 2014
John W. Lorson

Signature	Capacity	Date

/s/ Steven F. Leer	Chairman of the Board of Directors	January 3, 2014
Steven F. Leer

/s/ David D. Freudenthal	Director	January 3, 2014
David D. Freudenthal

/s/ Patricia F. Godley	Director	January 3, 2014
Patricia F. Godley

/s/ Paul T. Hanrahan	Director	January 3, 2014
Paul T. Hanrahan

/s/ Douglas H. Hunt	Director	January 3, 2014
Douglas H. Hunt

/s/ J. Thomas Jones	Director	January 3, 2014
J. Thomas Jones

/s/ George C. Morris III	Director	January 3, 2014
George C. Morris III

/s/ Theodore D. Sands	Director	January 3, 2014
Theodore D. Sands

/s/ Wesley M. Taylor	Director	January 3, 2014
Wesley M. Taylor

/s/ Peter I. Wold	Director	January 3, 2014
Peter I. Wold

EXHIBIT INDEX

Exhibit No.	Description

4.1	Arch Coal, Inc. Deferred Compensation Plan (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on December 1, 1998 (File No. 333-68131)).

5.1	Opinion of counsel.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).